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                                                                    EXHIBIT 23.6
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                [LETTERHEAD OF SAUL, EWING, REMICK & SAUL LLP]


                                                               December 29, 1999

Conestoga Enterprises, Inc.
202 East First Street
Birdsboro, Pa 19508

       Re: Form S-4 Registration Statement relating to the Merger of TeleBeam, Incorporated with a wholly-owned subsidiary of Conestoga Enterprises, Inc.
            (the "Registration Statement")
            -----------------------------------------------------


Gentlemen:

                 We hereby consent to all references to our Firm in the Registration Statement and the use of our tax opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            Saul, Ewing, Remick & Saul LLP

/mr